Exhibit 5.1

Snell & Wilmer L.L.P.

Hughes Center

3883 Howard Hughes Parkway, Suite 1100

Las Vegas, NV 89169-5958

TELEPHONE: 702.784.5200

FACSIMILE: 702.784.5252

April 16, 2024

RumbleOn, Inc.

901 W. Walnut Hill Lane, Suite 110A

Irving, Texas 75038

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as Nevada counsel to RumbleOn, Inc., a Nevada corporation (the “Company”), in connection with the Company’s preparation of a Registration Statement on Form S-8 to be filed by the Company with the United States Securities and Exchange Commission (the “Commission”) on or about the date hereof (the “Registration Statement”), with respect to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 591,461 shares of the Company’s Class B common stock, par value $0.001 per share (the “Shares”), to be offered and sold under the Company’s 2017 Stock Incentive Plan, as amended through the date hereof (the “Plan”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have relied upon and examined matters of fact, questions of law and documents as we have deemed necessary to render this opinion, including the originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1. The Registration Statement and exhibits hereto;

2. The Articles of Incorporation of the Company filed with the Secretary of State of the State of Nevada, as amended through the date hereof (the “Charter”), certified as of the date hereof by an officer of the Company;

3. The Amended and Restated Bylaws of the Company, as amended through the date hereof, certified as of the date hereof by an officer of the Company;

4. Certificate of Existence with Status in Good Standing, certified by the Secretary of State of the State of Nevada, dated as of a recent date;

5. Resolutions adopted by the Board of Directors of the Company relating to the authorization of the registration and issuance of the Shares and the preparation and filing of the Registration Statement (the “Resolutions”), certified as of the date hereof by an officer of the Company;

6. A specimen of the current form of stock certificate representing shares of the Company’s Class B Common Stock, certified as of the date hereof by an officer of the Company;

7. The Plan;

8. A certificate executed by an officer of the Company, dated as of the date hereof, as to certain factual matters; and

9. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

A. Each individual executing any of the Documents, whether on behalf of such individual or any other person, is legally competent to do so.

B. All Documents submitted to us as originals are authentic.  The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered.  All Documents submitted to us as certified or photostatic copies conform to the original documents.  All signatures on all such Documents are genuine.  All public records reviewed or relied upon by us or on our behalf are true and complete.  All representations, warranties, statements and information contained in the Documents are true and complete.  There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise. For the purpose of the opinion rendered below, we have assumed that, upon each issuance of Shares, the Company will receive or has received the consideration, if any, for such Shares required pursuant to the terms of the Plan and any awards made under the Plan.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that the issuance of the Shares has been duly authorized and, when issued and delivered by the Company pursuant to the terms of the Plan and any awards made under the Plan, and upon payment for and delivery of the Shares subject to issuance and sale by the Company, the Shares will be validly issued, fully paid and nonassessable.

We render this opinion only with respect to the general corporate law of the State of Nevada as set forth in Chapter 78 of the Nevada Revised Statutes. We neither express nor imply any obligation with respect to any other laws or the laws of any other jurisdiction or of the United States. For purposes of this opinion, we assume that the Shares will be issued in compliance with all applicable state securities or blue sky laws.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated.  We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement, other than as expressly stated herein with respect to the Shares.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

It is understood that this opinion is to be used only in connection with the offer of the Shares while the Registration Statement is in effect.

Very truly yours,

/s/ Snell & Wilmer L.L.P.